Exhibit 99.1

AVIS BUDGET GROUP AGREES TO ACQUIRE ITS BUDGET LICENSEE
FOR SOUTHERN CALIFORNIA AND LAS VEGAS

PARSIPPANY, N.J., October 24, 2014 — Avis Budget Group, Inc. (NASDAQ: CAR), a leading provider of vehicle rental services, announced today that it has agreed to acquire its Budget Car Rental licensee for southern California and Las Vegas for approximately $210 million, plus the cost of acquired fleet.

The licensee being acquired operates directly at Los Angeles International and Bob Hope Burbank airports, as well as numerous local market locations throughout the Los Angeles metropolitan area. It also generates licensing income from its sub-licensees that operate throughout Southern California and in Las Vegas. The acquisition is expected to add $100 million of revenue and more than $25 million of Adjusted EBITDA to Avis Budget Group, after synergies, and is scheduled to close in fourth quarter 2014, subject to customary closing conditions.

“This substantial property is the largest Budget licensee in North America and has been on our acquisition target list for a long time. I’m pleased that we will be able acquire this strategic asset at a multiple that will be accretive to earnings,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer. “Southern California is one of the largest gateway markets for inbound travelers in North America, and operating both the Avis and Budget brands there will allow us to capture more of this profitable business, as well as drive significant revenue and cost synergies.”

Budget Car Rental has operated in southern California since being founded by the Mirkin family in 1958, and the licensee held a long-standing, exclusive, royalty-free right to use the Budget brand there. This acquisition includes owned operations at Los Angeles International Airport, the largest airport in the United States based on revenue. In addition, sub-licensed locations such as Orange County’s John Wayne International Airport, San Diego International Airport and Las Vegas’ McCarran International Airport will now become licensees of Avis Budget Group, and the Company will now receive royalties from them.

“This investment will enable us to substantially increase our off-airport presence in southern California, capturing a larger share of this important car rental market,” said Tom Gartland, president, North America, Avis Budget Group. “In addition, we will be able to immediately leverage the existing infrastructure of our existing Avis brand in the region to expand the Budget footprint, enhance brand loyalty and increase our profitable revenue growth.”

Avis Budget Group expects to fund the acquisition with available cash and incremental corporate debt borrowings.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, with more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than 900,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the timing, occurrence, financing, synergies or future results of the acquisition of the Budget licensee for southern California and Las Vegas are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2013, its Current Report on Form 8-K filed May 12, 2014 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2014, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts Media Contact: John Barrows 973-496-7865 PR@avisbudget.com	Investor Contact: Neal Goldner 973-496-5086 IR@avisbudget.com

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